October 31, 2022
TO OUR SHAREHOLDERS:

Xcel Energy (“Xcel”) and Anterix signed a definitive agreement for the long-term usage of 900 MHz broadband spectrum for a prepayment of $80 million. The agreement, which covers a majority of Xcel’s service territories in 8 states including Colorado, Michigan, Minnesota, New Mexico, North Dakota, South Dakota, Texas and Wisconsin, will enable Xcel to deploy a private LTE network providing critical broadband communications capabilities in support of its grid modernization and resiliency initiatives.

Key components of the Xcel agreement include:

•Exclusive use of 6 MHz of broadband spectrum: 936.5 - 939.5 MHz paired with 897.5 - 900.5 MHz.

•An agreement term of up to 40 years, consisting of an initial term of 20 years, with an option to extend the agreement for two 10-year terms for additional payments.
•Full payment of the initial 20-year term of the agreement will be prepaid by mid-2028, with approximately 80% of the total prepayment paid by second quarter of 2024. The timing of these payments is subject to Anterix’s delivery of broadband spectrum.

•Delivery of the broadband spectrum is scheduled to occur by county, commencing second quarter of 2023. In anticipation of this agreement, Anterix has been proactively clearing incumbents out of the 900 MHz broadband segment in Xcel’s service territories to prepare for license applications.

In addition:

•The agreement represents fair market value for the Xcel service territory, which includes a significant portion of Xcel’s total service territory in 8 states including Colorado, Michigan, Minnesota, New Mexico, North Dakota, South Dakota, Texas and Wisconsin.

•Anterix expects to recognize revenue from the agreement commencing in fiscal year 2024. Revenue will be recognized according to GAAP, based on straight line amortization as spectrum is delivered over the life of the agreement.

•As part of the agreement, Xcel and Anterix will collaborate to accelerate the industry deployment of private networks, including:

ojoint collaborations with respect to the development, utilization, marketing and commercialization of 900 MHz spectrum;

oparticipating in the development and publication of white papers and articles regarding 900 MHz spectrum;

oassigning an Xcel Energy senior executive to serve on Anterix’s Utility Strategic Advisory Board and participate in select panels and forums where Xcel Energy will promote and share experiences with the Anterix integrated platform;

osupporting technology trials of Anterix’s CatalyX services including roaming and SIM management with Xcel’s Broadband System as well as trialing Anterix’s border spectrum management services with neighboring utilities;

ocontributing to the Anterix Active Ecosystem platform on key initiatives identified by Anterix such as the integrated module development and cyber-security capability implementation in the platform;

oproviding technical and business requirements on Anterix Integrated Platform Solutions, as requested by Anterix, including the complementary role of the cloud-hosted core with cyber-security capabilities;

oevaluating ways the Anterix integrated platform can complement how Xcel Energy may pursue commercial opportunities with co-operative utilities and municipal utilities by leveraging its Broadband System or middle-mile network infrastructure.

Forward-looking Statements
Certain statements contained in this fact sheet, other than historical information, constitute forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements include, but are not limited to, statements regarding: (i) our ability to qualify for and timely secure broadband licenses in Xcel’s service territories, (ii) our ability to satisfy the other terms of our lease agreement with Xcel and (iii) our ability to obtain fair market value for our spectrum in our future customer contracts. Any such forward-looking statements are based on our management’s current expectations and are subject to a number of risks and uncertainties that could cause our actual future results to differ materially from our management’s current expectations or those implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) we may not be successful in commercializing our spectrum assets to our targeted utility and critical infrastructure customers on a timely basis and on favorable terms; (ii) we may be unable to secure broadband licenses from the FCC on a timely and cost-effective basis; (iii) we have a limited operating history with our current business plan, which makes it difficult to evaluate our prospects and future financial results and our business activities, strategic approaches and plans may not be successful; and (iv) the value of our spectrum assets may fluctuate significantly based on supply and demand, as well as technical and regulatory changes. These and other risk factors that may affect our future results of operations are identified and described in more detail in our most recent filings on Forms 10-K and 10-Q and in other filings that we make with the SEC from time to time. These documents are available on our website at www.anterix.com under the Investor Relations section and on the SEC's website at www.sec.gov. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.